Farmer Mac Reports Second Quarter 2011 Results

Core Earnings up 90 Percent

WASHINGTON, Aug. 9, 2011 /PRNewswire/ -- The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A) today reported second quarter core earnings of $10.0 million ($0.94 per diluted common share), compared to second quarter 2010 core earnings of $5.3 million ($0.50 per diluted common share). The 90 percent increase in second quarter core earnings was due primarily to increased net interest income earned on a higher level of outstanding business volume compared to a year earlier and releases from the allowance for losses, compared to provisions in the prior year. Farmer Mac's GAAP net income available to common stockholders for second quarter 2011 was $5.2 million ($0.48 per diluted common share), compared to $1.8 million ($0.17 per diluted common share) for second quarter 2010.

Farmer Mac President and Chief Executive Officer Michael Gerber stated, "We are again pleased with the improving strength of Farmer Mac as a result of a solid second quarter. Core earnings again increased and new program business volume was $608.1 million, led by the purchase of a $300.0 million Farmer Mac I AgVantage security. In addition to these financial results, as of the end of second quarter 2011 Farmer Mac's 90-day delinquencies declined from both the previous quarter and the prior year."

Business Results

For the quarter ended June 30, 2011, Farmer Mac's net effective interest spread was $21.0 million (96 basis points), compared to $15.5 million (108 basis points) in second quarter 2010. This increase in dollars was a result of interest earned on new on-balance sheet program assets added during the second half of 2010 and the first half of 2011. The 12 basis point decrease in yield is mainly attributable to the addition of lower yielding assets in Farmer Mac's liquidity investment portfolio, primarily U.S. Treasuries, which have a negative net yield but offer a source of contingent liquidity.

Farmer Mac's guarantee and commitment fees, which compensate Farmer Mac for assuming the credit risk on loans underlying Farmer Mac Guaranteed Securities and long term standby purchase commitments (LTSPCs), were $6.3 million for second quarter 2011, compared to $5.7 million in second quarter 2010.

Consistent with the overall improvement in credit quality reported during the quarter, second quarter 2011 results included a $0.8 million net release from the allowance for losses, compared to provisions of $1.2 million in second quarter 2010.

Program Activity

During second quarter 2011, Farmer Mac added $608.1 million of new program volume from a variety of sources:

  purchases of $116.9 million of Farmer Mac I loans;
  purchases of $300.0 million of Farmer Mac I AgVantage securities;
  the placement of $53.2 million of Farmer Mac I loans under LTSPCs;
  purchases of $99.3 million of USDA-guaranteed portions of loans;
  purchases of $35.9 million of rural utilities loans; and
  the guarantee of $2.8 million of AgVantage securities secured by rural utilities loans.

Farmer Mac's outstanding program volume was $12.2 billion as of June 30, 2011, unchanged from December 31, 2010. During the first six months of 2011, $1.6 billion of new program volume replaced principal paydowns on outstanding loans, USDA Guaranteed Securities, Farmer Mac Guaranteed Securities, and loans underlying LTSPCs.

Subsequent to quarter-end, Farmer Mac and MetLife agreed to replace a $1.0 billion off-balance sheet AgVantage security issued by MetLife that matured in July 2011 with new AgVantage securities issued by MetLife totaling $1.0 billion with maturity dates ranging from 2014 through 2021. $800.0 million of those AgVantage securities have already been purchased by Farmer Mac, with the remaining $200.0 million scheduled to be purchased by mid-August.

Credit Quality

Historically, from quarter to quarter, Farmer Mac's 90-day delinquencies have fluctuated, both in dollars and as a percentage of the outstanding portfolio, with higher levels likely at the end of the first and third quarters of each year corresponding to the annual (January 1st) and semi-annual (January 1st and July 1st) payment characteristics of most Farmer Mac I loans. As of June 30, 2011, 90-day delinquencies in the Farmer Mac I program were $54.6 million (1.27 percent), down from $70.2 million (1.63 percent) as of December 31, 2010 and $56.0 million (1.30 percent) as of June 30, 2010. Notably, as of June 30, 2011, there continued to be no 90-day delinquencies in Farmer Mac's ethanol facility loans, a segment of the Farmer Mac I portfolio that had included heightened levels of delinquencies.

When analyzing delinquencies in its program business, Farmer Mac takes into account more than the Farmer Mac I agricultural loan delinquency percentages provided above. The total program business includes AgVantage securities and rural utilities loans, neither of which have any delinquencies, and USDA-guaranteed portions (Farmer Mac II), which are backed by the full faith and credit of the United States. When these are included in the calculation, the overall level of 90day delinquent loans in Farmer Mac's programs is 0.45 percent.

Capital and Liquidity

Farmer Mac is required to hold capital at the higher of the statutory minimum capital requirement and the amount required by the risk-based capital stress test. As of June 30, 2011, Farmer Mac's core capital of $484.2 million exceeded its statutory minimum capital requirement of $321.9 million by $162.3 million.

On April 27, 2011, FCA published a final rule implementing changes to the method for calculating Farmer Mac's risk-based capital requirement, which was effective in second quarter 2011. As of June 30, 2011, Farmer Mac's new risk-based capital stress test generated a risk-based capital requirement of $122.9 million. Farmer Mac's regulatory capital of $502.7 million exceeded that amount by approximately $379.8 million. Farmer Mac's risk-based capital stress test in effect prior to second quarter 2011 would have generated a risk-based capital requirement of $32.7 million as of June 30, 2011.

Standard & Poor's recently downgraded the credit ratings of the United States, related agencies and certain GSEs. The effects of this action could have a material adverse impact on financial markets and economic conditions in the United States. The ultimate effects on global markets and Farmer Mac's business, financial condition and liquidity are unpredictable and may not be immediately apparent. To date, Farmer Mac's access to the capital markets has not been negatively affected by the ratings downgrades.

As prescribed by FCA regulations, Farmer Mac is required to maintain a minimum of 60 days of liquidity. As of June 30, 2011, Farmer Mac had 166 days of liquidity, as calculated in accordance with FCA regulations.

Reconciliation of Core and GAAP Earnings

Farmer Mac uses core earnings, a non-GAAP financial measure, to measure corporate economic performance and develop financial plans because, in management's view, core earnings more accurately reflects Farmer Mac's economic performance, transaction economics and business trends. Core earnings differs from GAAP net income by excluding the effects of fair value accounting guidance, which are not expected to have a permanent effect on capital. Core earnings also differs from GAAP net income by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of the Corporation's core business. Farmer Mac's disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac's GAAP net income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings

	For the Three Months Ended
	June 30, 2011		June 30, 2010
		Per Diluted		Per Diluted
		Share		Share
	(in thousands, except per share amounts)

GAAP net income available to common stockholders	$ 5,170	$ 0.48	$ 1,824	$ 0.17
Less the net of tax effects of:
Unrealized losses on financial derivatives	(4,439)	(0.42)	(4,016)	(0.39)
Unrealized gains on trading assets	1,280	0.12	3,288	0.31
Amortization of premiums on assets consolidated at fair value	(1,583)	(0.15)	(2,701)	(0.25)
Recognition of deferred gains related to certain Farmer Mac II
Guaranteed Securities and USDA Guaranteed Securities	620	0.06	-	-
Net effects of settlements on agency forward contracts	(647)	(0.06)	(94)	(0.01)
Lower of cost or fair value adjustment on loans held for sale	(102)	(0.01)	58	0.01
Sub-total	(4,871)	(0.46)	(3,465)	(0.33)
Core earnings	$ 10,041	$ 0.94	$ 5,289	$ 0.50

	For the Six Months Ended
	June 30, 2011		June 30, 2010
		Per Diluted		Per Diluted
		Share		Share
	(in thousands, except per share amounts)

GAAP net income available to common stockholders	$ 23,493	$ 2.20	$ 3,591	$ 0.34
Less the net of tax effects of:
Unrealized gains/(losses) on financial derivatives	4,541	0.42	(2,129)	(0.20)
Unrealized gains on trading assets	2,132	0.20	5,476	0.52
Amortization of premiums on assets consolidated at fair value	(3,286)	(0.31)	(3,383)	(0.32)
Recognition of deferred gains related to certain Farmer Mac II
Guaranteed Securities and USDA Guaranteed Securities	2,623	0.25	-	-
Net effects of settlements on agency forward contracts	(993)	(0.09)	112	0.01
Lower of cost or fair value adjustment on loans held for sale	(627)	(0.06)	(1,420)	(0.13)
Issuance costs on the retirement of preferred stock	-	-	(5,784)	(0.56)
Sub-total	4,390	0.41	(7,128)	(0.68)
Core earnings	$ 19,103	$ 1.79	$ 10,719	$ 1.02

Mr. Gerber concluded, "Our momentum continues. Both first and second quarter results were solid, and with the movement of the $1.0 billion MetLife transaction from off-balance sheet to on-balance sheet subsequent to quarter end, we are well positioned to continue to serve lenders throughout Rural America in the fulfillment of our Congressional mission." More complete information on Farmer Mac's performance for the quarter ended June 30, 2011 is set forth in the Quarterly Report on Form 10Q filed earlier today with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments. Management's expectations for Farmer Mac's future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the availability to Farmer Mac and Farmer Mac II LLC of debt financing and, if available, the reasonableness of rates and terms; (2) legislative or regulatory developments that could affect Farmer Mac; (3) fluctuations in the fair value of assets held by Farmer Mac and Farmer Mac II LLC; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) the impact of economic conditions and real estate values on agricultural mortgage lending; (7) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac, and reactions to Standard & Poor's recent downgrade of the credit ratings of the United States, certain GSEs, and other federal agencies linked to long-term U.S. debt; and (8) the future level of interest rates, commodity prices, and export demand for U.S. agricultural products. Other risk factors are discussed in Farmer Mac's Annual Report on Form 10K for the year ended December 31, 2010, as filed with the SEC on March 16, 2011 and in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the SEC earlier today. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, rural utilities loans, and USDA-guaranteed farm program and rural development loans. Farmer Mac's Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com. Farmer Mac II LLC is a Delaware limited liability company, in which Farmer Mac owns all of the common equity, that operates the Farmer Mac II program business of purchasing and holding USDA-guaranteed loans. Additional information about Farmer Mac II LLC is available on its website at www.farmermac2.com.

The conference call to discuss Farmer Mac's second quarter 2011 financial results and the Corporation's Form 10-Q for second quarter 2011 will be webcast on Farmer Mac's website beginning at 11:00 a.m. eastern time on Wednesday, August 10, 2011. An audio recording of that call will be available on Farmer Mac's website for two weeks after the call is concluded.

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	June 30,	December 31,
	2011	2010
	(in thousands)
Assets:
Cash and cash equivalents	$ 768,335	$ 729,920

Investment securities:
Available-for-sale, at fair value	2,005,714	1,677,233
Trading, at fair value	88,151	86,096
Total investment securities	2,093,865	1,763,329

Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	3,243,965	2,907,264

USDA Guaranteed Securities:
Available-for-sale, at fair value	1,120,397	1,005,679
Trading, at fair value	249,074	311,765
Total USDA Guaranteed Securities	1,369,471	1,317,444
Loans:
Loans held for sale, at lower of cost or fair value	447,087	1,212,065
Loans held for investment, at amortized cost	1,168,995	90,674
Loans held for investment in consolidated trusts, at amortized cost	1,182,408	1,265,663
Allowance for loan losses	(11,053)	(9,803)
Total loans, net of allowance	2,787,437	2,558,599

Real estate owned, at lower of cost or fair value	4,067	1,992
Financial derivatives, at fair value	43,976	41,492
Interest receivable	88,852	90,295
Guarantee and commitment fees receivable	31,824	34,752
Deferred tax asset, net	3,591	14,530
Prepaid expenses and other assets	9,445	20,297
Total Assets	$ 10,444,828	$ 9,479,914

Liabilities and Equity:
Liabilities:
Notes payable:
Due within one year	$ 5,201,832	$ 4,509,419
Due after one year	3,744,877	3,430,656
Total notes payable	8,946,709	7,940,075
Debt securities of consolidated trusts held by third parties	755,357	827,411
Financial derivatives, at fair value	109,151	113,687
Accrued interest payable	56,152	57,131
Guarantee and commitment obligation	27,628	30,308
Accounts payable and accrued expenses	21,781	22,113
Reserve for losses	7,443	10,312
Total Liabilities	9,924,221	9,001,037

Commitments and Contingencies

Equity:
Preferred stock:
Series C, par value $1,000 per share, 100,000 shares authorized, 57,578 shares issued
and outstanding	57,578	57,578
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 8,812,500 shares outstanding
as of June 30, 2011 and 8,752,711 shares outstanding as of December 31, 2010	8,813	8,753
Additional paid-in capital	101,097	100,050
Accumulated other comprehensive income	36,436	18,275
Retained earnings	73,299	50,837
Total Stockholders' Equity	278,754	237,024
Non-controlling interest - preferred stock	241,853	241,853
Total Equity	520,607	478,877
Total Liabilities and Equity	$ 10,444,828	$ 9,479,914

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$ 7,033	$ 6,390	$ 14,220	$ 12,873
Farmer Mac Guaranteed Securities and USDA Guaranteed Securities	29,358	18,795	57,133	39,626
Loans	30,461	32,142	59,571	65,560
Total interest income	66,852	57,327	130,924	118,059
Total interest expense	37,640	35,719	74,693	72,834
Net interest income	29,212	21,608	56,231	45,225
(Provision for)/release of loan losses	(160)	1,870	(1,441)	(980)
Net interest income after (provision for)/release of loan losses	29,052	23,478	54,790	44,245

Non-interest (loss)/income:
Guarantee and commitment fees	6,320	5,710	12,707	11,629
Losses on financial derivatives	(17,806)	(15,840)	(13,801)	(21,644)
Gains on trading assets	1,968	5,058	3,279	8,425
Gains on sale of available-for-sale investment securities	38	-	195	240
Gains on sale of real estate owned	627	-	724	-
Lower of cost or fair value adjustment on loans held for sale	(156)	90	(964)	(2,184)
Other income	1,124	211	5,022	1,040
Non-interest (loss)/income	(7,885)	(4,771)	7,162	(2,494)

Non-interest expense:
Compensation and employee benefits	4,666	3,907	9,163	7,418
General and administrative	2,656	2,051	4,912	4,554
Regulatory fees	573	562	1,164	1,125
Real estate owned operating costs, net	231	298	599	308
(Release of)/provision for losses	(935)	3,043	(2,869)	1,575
Other expense	-	-	900	-
Non-interest expense	7,191	9,861	13,869	14,980
Income before income taxes	13,976	8,846	48,083	26,771
Income tax expense	2,539	756	12,056	5,092
Net income	11,437	8,090	36,027	21,679
Less: Net income attributable to non-controlling interest -
preferred stock dividends	(5,547)	(5,546)	(11,094)	(9,614)
Net income attributable to Farmer Mac	5,890	2,544	24,933	12,065
Preferred stock dividends	(720)	(720)	(1,440)	(2,690)
Loss on retirement of preferred stock	-	-	-	(5,784)
Net income available to common stockholders	$ 5,170	$ 1,824	$ 23,493	$ 3,591

Earnings per common share and dividends:
Basic earnings per common share	$ 0.50	$ 0.18	$ 2.28	$ 0.35
Diluted earnings per common share	$ 0.48	$ 0.17	$ 2.20	$ 0.34
Common stock dividends per common share	$ 0.05	$ 0.05	$ 0.10	$ 0.10

CONTACT: Richard Eisenberg, (Investor Inquiries), or Chris Bohanon, (Media Inquiries), +1-202-872-7700